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                                                                     Exhibit 4.8

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                    PREFERRED SECURITIES GUARANTEE AGREEMENT

                           FLEETWOOD ENTERPRISES, INC.

                        Dated as of [_____________], 2002

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                    PREFERRED SECURITIES GUARANTEE AGREEMENT

         This PREFERRED SECURITIES GUARANTEE AGREEMENT (the "Preferred Securities Guarantee"), dated as of [_____________], 2002, is executed and delivered by Fleetwood Enterprises, Inc., a Delaware corporation (the "Guarantor"), and The Bank of New York, a New York banking corporation, not in its individual capacity but solely as trustee (the "Preferred Guarantee Trustee") for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of Fleetwood Capital Trust II, a Delaware statutory business trust (the "Issuer").

         WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of [_____________], 2002, among the trustees named therein, the Guarantor, as Sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof [___________] preferred securities, having an aggregate stated liquidation amount of $[___________], designated the 9.75% Convertible Trust Preferred Securities due February 15, 2013 (the "Preferred Securities");

         WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Preferred Securities Guarantee, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

         WHEREAS, the Guarantor is also executing and delivering a common securities guarantee agreement (the "Common Securities Guarantee") in substantially identical terms to this Preferred Securities Guarantee for the benefit of the holders of the Common Securities (as defined herein), except that if an event of default under the Indenture has occurred and is continuing, the rights of holders of the Common Securities (as defined herein) to receive Guarantee Payments under the Common Securities Guarantee are subordinated to the rights of holders of Preferred Securities, among others, to receive Guarantee Payments under this Preferred Securities Guarantee.

         NOW, THEREFORE, in consideration for the purchase by each holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Securities Guarantee for the benefit of the Holders.

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

SECTION 1.1.      DEFINITIONS AND INTERPRETATION.

         In this Preferred Securities Guarantee, unless the context otherwise requires:

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                  (a) Capitalized terms used in this Preferred Securities
         Guarantee but not defined in the preamble above shall have the respective meanings assigned to them in this Section 1.1;

                  (b) A term defined anywhere in this Preferred Securities Guarantee shall have the same meaning throughout;

                  (c) All references to "the Preferred Securities Guarantee" or "this Preferred Securities Guarantee" are to this Preferred Securities Guarantee as modified, supplemented or amended from time to time;

                  (d) All references in this Preferred Securities Guarantee to Articles and Sections are to Articles and Sections of this Preferred Securities Guarantee unless otherwise specified;

                  (e) Terms defined in the Declaration as of the date of execution of this Preferred Securities Guarantee shall have the same meanings when used in this Preferred Securities Guarantee unless otherwise defined in this Preferred Securities Guarantee or the Trust Indenture Act;

                  (f) A term defined in the Trust Indenture Act has the same meaning when used in this Preferred Securities Guarantee unless otherwise defined in this Preferred Securities Guarantee; and

                  (g) A reference to the singular includes the plural and vice versa.

         "AFFILIATE" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

         "COMMON SECURITIES" means the convertible common securities representing common undivided beneficial interests in the assets of the Issuer.

         "COVERED PERSON" means any Holder or beneficial owner of Preferred Securities.

         "DEBENTURES" means the series of convertible subordinated debt securities of the Guarantor designated the 9.75% Convertible Subordinated Debentures Due February 15, 2013 held by the Property Trustee of the Issuer.

         "EVENT OF DEFAULT" means (a) the failure by the Guarantor to perform any of its payment or other obligations under this Preferred Securities Guarantee or (b) if applicable, the failure by the Guarantor to deliver Fleetwood Common Stock or other applicable securities upon an appropriate election by the Holder or Holders of the Preferred Securities to convert the Preferred Securities into shares of Fleetwood Common Stock or other applicable securities, as the case may be.

         "EXISTING COMMON SECURITIES" has the same meaning as given to that term in the Indenture.

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         "EXISTING DEBENTURES" has the same meaning as given to that term in the
Indenture.

         "EXISTING PREFERRED SECURITIES GUARANTEE" has the same meaning as given to that term in the Indenture.

         "FLEETWOOD COMMON STOCK" means shares of Fleetwood Enterprises, Inc., common stock, par value $1.00 per share.

         "GUARANTEE PAYMENTS" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on the Preferred Securities to the extent the Issuer shall have funds or, as applicable, reserved and issuable Fleetwood Common Stock, available therefor; (ii) the amount payable upon redemption of the Preferred Securities payable out of funds of the Issuer available therefor with respect to any Preferred Securities called for redemption by the Issuer; (iii) any unpaid Additional Redemption Distributions (as defined in the Declaration) that are required to be paid on the Preferred Securities to the extent the Issuer shall have funds or, as applicable, reserved and issuable Fleetwood Common Stock, available therefor; and (iv) upon a liquidation of the Issuer, the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer has funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders of the Preferred Securities. Any payments or distributions pursuant to clause (i) above may be made by the Guarantor in cash or, at the Guarantor's election, prior to February 15, 2004, in Fleetwood Common Stock subject to the terms and conditions as set forth in Section 301 of the Indenture. If an event of default under the Indenture has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Common Securities Guarantee are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments.

         "HOLDER" shall mean any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

         "INDEMNIFIED PERSON" means the Preferred Guarantee Trustee, any Affiliate of the Preferred Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of the Preferred Guarantee Trustee.

         "INDENTURE" means the Indenture dated as of [_________], 2002, by and between the Guarantor and The Bank of New York, not in its individual capacity but solely as trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued to the Property Trustee of the Issuer.

         "LIQUIDATION DISTRIBUTION" means an amount equal to the aggregate of the stated liquidation amount of $20 per Security plus accumulated and unpaid Distributions thereon to the date of payment, which the Holders of Securities will be entitled to receive on the date of dissolution, in the event of any voluntary or involuntary dissolution of the Issuer, out of the

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assets of the Issuer available for distribution, after the Issuer has paid or made reasonable provision to pay all claims and obligations of the Issuer in accordance with Section 3808(e) of the Business Trust Act.

         "MAJORITY IN LIQUIDATION AMOUNT OF THE PREFERRED SECURITIES" means, except as provided by the Trust Indenture Act, Holders of Preferred Securities, voting separately as a class, representing more than 50% of the stated liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Preferred Securities then outstanding.

         "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by two Responsible Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Preferred Securities Guarantee shall include:

                  (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

                  (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "PREFERRED GUARANTEE TRUSTEE" means The Bank of New York, not in its individual capacity but solely as trustee, until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guarantee and thereafter means each such Successor Preferred Guarantee Trustee.

         "RESPONSIBLE OFFICER" shall mean, when used with respect to the Preferred Guarantee Trustee, any officer within the corporate trust department of the Preferred Guarantee Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Preferred Guarantee Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Preferred Securities Guarantee.

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         "SECURITIES" means the Preferred Securities and the Common Securities.

         "SENIOR INDEBTEDNESS" means (a) any liability of the Guarantor (1) for borrowed money or under any reimbursement obligation relating to a letter of credit, surety bond or similar instrument, (2) evidenced by a bond, note, debenture or similar instrument, (3) for obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (4) for the payment of money relating to a capitalized lease obligation, or (5) for the payment of money under any Swap Agreement; (b) any liability of others described in the preceding clause (a) that the Guarantor has guaranteed or that is otherwise its legal liability; and
(c) any deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above, unless, in the instrument creating or evidencing any such liability referred to in clause (a) or (b) above or any such deferral, renewal, extension or refunding referred to in clause (c) above or pursuant to which the same is outstanding, it is expressly provided that such liability, deferral, renewal, extension or refunding is subordinate in right of payment to all other indebtedness of the Guarantor or is not senior or prior in right of payment to the Debentures or ranks PARI PASSU with or subordinate to the Debentures in right of payment; and PROVIDED that the Debentures shall not constitute Senior Indebtedness; and PROVIDED, FURTHER, that Senior Indebtedness shall not include any indebtedness or guarantees between or among the Guarantor or its Affiliates, including all debt securities or guarantees in respect of those debt securities issued to any trust (including the Issuer), trustee of a trust (including the Issuer), partnership, limited liability company or other person affiliated with the Guarantor that is a financing vehicle of the Guarantor (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities unless otherwise expressly provided in the instrument creating or evidencing such indebtedness, debt securities or guarantees, as the case may be, or pursuant to which the same is outstanding. The Indenture does not limit or prohibit the incurrence of Senior Indebtedness by the Guarantor. Senior Indebtedness may include debt securities, indebtedness and other obligations that constitute "Senior Indebtedness" for purposes of (and which are therefore senior in right of payment to) the Debentures but which are subordinate in right of payment to certain other indebtedness and obligations of the Guarantor. In that regard, the Guarantor may issue other debt securities or incur other indebtedness or obligations which are referred to or designated as "subordinated" securities, indebtedness or obligations but which may constitute Senior Indebtedness for purposes of the Indenture. For avoidance of doubt, none of the Common Securities Guarantee, the Preferred Securities Guarantee, the Existing Debentures, the Existing Preferred Securities Guarantee or the Existing Common Securities Guarantee shall constitute Senior Indebtedness.

         "SUCCESSOR PREFERRED GUARANTEE TRUSTEE" means a successor Preferred Guarantee Trustee possessing the qualifications to act as Preferred Guarantee Trustee under Section 4.1.

         "SWAP AGREEMENT" means any financial agreement designed to manage the Guarantor's exposure to fluctuations in interest rates or credit conditions, currency exchange rates or commodity prices, including without limitation swap agreements, option agreements, cap agreements, floor agreements, collar agreements, credit swaps and forward purchase agreements.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended.

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                                   ARTICLE II

                               TRUST INDENTURE ACT

SECTION 2.1.      TRUST INDENTURE ACT; APPLICATION.

         (a) This Preferred Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Preferred Securities Guarantee, which are incorporated by reference herein, and shall, to the extent applicable, be governed by such provisions.

         (b) If and to the extent that any provision of this Preferred Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2.      LISTS OF HOLDERS OF SECURITIES.

         (a) The Guarantor shall provide the Preferred Guarantee Trustee (i) within 14 days after January 1 and June 30 of each year, a list, in such form as the Preferred Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Preferred Securities ("List of Holders") as of such date; PROVIDED, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Preferred Guarantee Trustee by the Guarantor, and (ii) at any other time, within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Preferred Guarantee Trustee. The Preferred Guarantee Trustee may destroy any List of Holders previously given to it upon receipt of a new List of Holders.

         (b) The Preferred Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

SECTION 2.3.      REPORTS BY THE PREFERRED GUARANTEE TRUSTEE.

         Within 60 days after May 15 of each year, the Preferred Guarantee Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Preferred Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4.      PERIODIC REPORTS TO PREFERRED GUARANTEE TRUSTEE.

         The Guarantor shall provide to the Preferred Guarantee Trustee such documents, reports and information (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Preferred Guarantee Trustee is for informational purposes only and the Preferred Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its

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covenants hereunder (as to which the Preferred Guarantee Trustee is entitled to rely exclusively upon Officers' Certificates).

SECTION 2.5.      EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

         The Guarantor shall provide to the Preferred Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Preferred Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers' Certificate.

SECTION 2.6.      EVENTS OF DEFAULT; WAIVER.

         The Holders of a Majority in liquidation amount of the Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7.      EVENTS OF DEFAULT; NOTICE.

         (a) The Preferred Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Preferred Securities, notices of all Events of Default known to the Preferred Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that the Preferred Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Preferred Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

         (b) The Preferred Guarantee Trustee shall not be deemed to have knowledge of any Event of Default except any Event of Default as to which the Preferred Guarantee Trustee shall have received written notice or a Responsible Officer charged with the administration of the Declaration shall have obtained written notice.

SECTION 2.8.      CONFLICTING INTERESTS.

         The Declaration shall be deemed to be specifically described in this Preferred Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 319(b) of the Trust Indenture Act.

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                                   ARTICLE III

                          POWERS, DUTIES AND RIGHTS OF
                           PREFERRED GUARANTEE TRUSTEE

SECTION 3.1.      POWERS AND DUTIES OF THE PREFERRED GUARANTEE TRUSTEE.

         (a) This Preferred Securities Guarantee shall be held by the Preferred Guarantee Trustee for the benefit of the Holders of the Preferred Securities, and the Preferred Guarantee Trustee shall not transfer this Preferred Securities Guarantee to any Person except a Holder of Preferred Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Preferred Guarantee Trustee on acceptance by such Successor Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee shall automatically vest in any Successor Preferred Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee Trustee.

         (b) If an Event of Default has occurred and is continuing, the Preferred Guarantee Trustee shall enforce this Preferred Securities Guarantee for the benefit of the Holders of the Preferred Securities.

         (c) The Preferred Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (d) No provision of this Preferred Securities Guarantee shall be construed to relieve the Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                      (A) the duties and obligations of the Preferred Guarantee Trustee shall be determined solely by the express provisions of this Preferred Securities Guarantee, and the Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee; and

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                      (B) in the absence of bad faith on the part of the
         Preferred Guarantee Trustee, the Preferred Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Guarantee Trustee and conforming to the requirements of this Preferred Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Preferred Securities Guarantee (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

                  (ii) The Preferred Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Guarantee Trustee, unless it shall be proved that the Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the Preferred Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Preferred Securities at the time outstanding, relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee; and

                  (iv) no provision of this Preferred Securities Guarantee shall require the Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities Guarantee or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 3.2.      CERTAIN RIGHTS OF PREFERRED GUARANTEE TRUSTEE.

         (a) Subject to the provisions of Section 3.1:

                  (i) The Preferred Guarantee Trustee may rely on, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

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                  (ii) any direction or act of the Guarantor contemplated by this Preferred Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate;

                  (iii) whenever, in the administration of this Preferred Securities Guarantee, the Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

                  (iv) the Preferred Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or re-registration thereof);

                  (v) the Preferred Guarantee Trustee may consult with counsel, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of the Guarantor's employees. The Preferred Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Securities Guarantee from any court of competent jurisdiction;

                  (vi) the Preferred Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Preferred Guarantee Trustee security and indemnity satisfactory to the Preferred Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Guarantee Trustee; PROVIDED, that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Preferred Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Preferred Securities Guarantee;

                  (vii) the Preferred Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                  (viii) the Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through

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         agents or attorneys, and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (ix) any action taken by the Preferred Guarantee Trustee or its agents hereunder shall bind the Holders of the Preferred Securities, and the signature of the Preferred Guarantee Trustee or its agent alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Preferred Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Preferred Securities Guarantee, both of which shall be conclusively evidenced by the Preferred Guarantee Trustee's or its agent's taking such action;

                  (x) whenever in the administration of this Preferred Securities Guarantee the Preferred Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Guarantee Trustee (A) may request instructions from the Holders of the Preferred Securities or the Guarantor, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions; and

                  (xi) the Preferred Guarantee Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Preferred Guarantee Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Preferred Guarantee Trustee at the Corporate Trust Officer of the Preferred Guarantee Trustee, and such notice references the Preferred Securities and this Preferred Securities Guarantee.

         (b) No provision of this Preferred Securities Guarantee shall be deemed to impose any duty or obligation on the Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Preferred Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Guarantee Trustee shall be construed to be a duty.

SECTION 3.3.      NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF GUARANTEE.

         The recitals contained in this Preferred Securities Guarantee shall be taken as the statements of the Guarantor, and the Preferred Guarantee Trustee does not assume any responsibility for their correctness. The Preferred Guarantee Trustee makes no representations as to the validity or sufficiency of this Preferred Securities Guarantee.

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                                   ARTICLE IV

                           PREFERRED GUARANTEE TRUSTEE

SECTION 4.1.      PREFERRED GUARANTEE TRUSTEE; ELIGIBILITY.

         (a) There shall at all times be a Preferred Guarantee Trustee that shall:

                  (i) not be an Affiliate of the Guarantor; and

                  (ii) be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Preferred Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Preferred Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

         (c) If the Preferred Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2.      APPOINTMENT, REMOVAL AND RESIGNATION OF PREFERRED GUARANTEE
                  TRUSTEE.

         (a) Subject to Section 4.2(b), the Preferred Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

         (b) The Preferred Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor.

         (c) The Preferred Guarantee Trustee appointed to office shall hold office until a Successor Preferred Guarantee Trustee shall have been appointed or until its removal or resignation. The Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by instrument in

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writing executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Guarantee Trustee.

         (d) If no Successor Preferred Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Preferred Guarantee Trustee may, at the reasonable expense of the Company, petition any court of competent jurisdiction for such appointment of a Successor Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Guarantee Trustee.

                                    ARTICLE V

                                    GUARANTEE

SECTION 5.1.      GUARANTEE.

         The Guarantor irrevocably and unconditionally agrees, to the extent set forth herein, to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2.      SUBORDINATION.

         If an event of default under the Indenture has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments under this Preferred Securities Guarantee.

SECTION 5.3.      WAIVER OF NOTICE AND DEMAND.

         The Guarantor hereby waives notice of acceptance of this Preferred Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.4.      OBLIGATIONS NOT AFFECTED.

         The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement,

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         covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, the amount payable upon redemption, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, the amount payable upon redemption, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.4 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Holders or any other Person to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.5.      RIGHTS OF HOLDERS.

         (a) The Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of this Preferred Securities Guarantee or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee.

         (b) If the Preferred Guarantee Trustee fails to enforce this Preferred Securities Guarantee, any Holder of Preferred Securities may institute a legal proceeding directly against the Guarantor to enforce the Preferred Guarantee Trustee's rights under this Preferred Securities

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Guarantee, without first instituting a legal proceeding against the Issuer, the
Preferred Guarantee Trustee or any other Person.

SECTION 5.6.      GUARANTEE OF PAYMENT.

         This Preferred Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 5.7.      SUBROGATION.

         The Guarantor shall be subrogated to all (if any) rights of the Holders of Preferred Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Preferred Securities Guarantee; PROVIDED, HOWEVER, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.8.      INDEPENDENT OBLIGATIONS.

         The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.4 hereof.

SECTION 5.9.      CONVERSION.

         The Guarantor acknowledges its obligation to issue and deliver shares of Fleetwood Common Stock upon the conversion of the Preferred Securities.

                                   ARTICLE VI

                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1.      LIMITATION OF TRANSACTIONS.

         So long as any Preferred Securities remain outstanding, if (i) the Guarantor has exercised its option to defer interest payments on the Debentures and such deferral is continuing, (ii) the Guarantor shall be in default with respect to its payment or other obligations under this Preferred Securities Guarantee or any event of default under the Declaration or (iii) there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time or both, would constitute an event of default under the Indenture, then (a) the Guarantor shall not declare or pay dividends on, or make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (A)(i) purchases or acquisitions of shares of the Guarantor's capital stock (or capital stock equivalents) in

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connection with the satisfaction by the Guarantor of its obligations under any officers, directors or employee benefit plans existing on the date hereof (or any options or other instruments issued thereunder) or the satisfaction by the Guarantor of its obligations pursuant to any contract or security requiring the Guarantor to purchase shares of the Guarantor's capital stock (or capital stock equivalents), (ii) purchases of shares of the Guarantor's capital stock (or capital stock equivalents) from officers, directors or employees of the Guarantor or its subsidiaries pursuant to employment agreements existing on the date hereof or upon termination of employment or retirement, (iii) as a result of a reclassification, combination or subdivision of the Guarantor's capital stock or the exchange or conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (iv) dividends or distributions of shares of common stock on common stock, (v) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or any security being converted or exchanged into such capital stock, (vi) purchases or other acquisitions of common stock in connection with a dividend reinvestment or other similar plan existing on the date hereof, or (vii) any dividend or distribution of capital stock (or capital stock equivalents) in connection with the implementation of a stockholders rights plan existing on the date hereof, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, or (B) guarantee payments made with respect to any of the foregoing), (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any Debentures issued by the Guarantor that rank PARI PASSU with or junior to the Debentures and (c) the Guarantor shall not make any guarantee payments with respect to the foregoing (other than pursuant hereto or to the Common Securities Guarantee).

SECTION 6.2.      RANKING.

         This Preferred Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all Senior Indebtedness of the Guarantor, (ii) PARI PASSU in right of payment with the most senior preferred or preference stock now or hereafter issued by the Guarantor, of which, as of the date hereof, there is none outstanding, and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any affiliate of the Guarantor, (iii) senior to the Existing Debentures, Existing Preferred Securities Guarantee, the Existing Common Securities Guarantee and the Common Securities Guarantee, and (iv) senior to the Fleetwood Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto.

                                   ARTICLE VII

                                   TERMINATION

SECTION 7.1.      TERMINATION.

         This Preferred Securities Guarantee shall terminate as to each Holder upon (a) full payment of the amount payable upon redemption of such Holder's Preferred Securities, (b) the distribution of Fleetwood Common Stock to such Holder in respect of the conversion of such

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Holder's Preferred Securities into Fleetwood Common Stock or other securities or
(c) the distribution of the Debentures held by the Trust to the Holders of all of the Preferred Securities, and will terminate completely upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or under this Preferred Securities Guarantee.

                                  ARTICLE VIII

                                 INDEMNIFICATION

SECTION 8.1.      EXCULPATION.

         (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

         (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Preferred Securities might properly be paid.

SECTION 8.2.      INDEMNIFICATION.

         (a) To the fullest extent permitted by applicable law, the Guarantor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person in accordance with this Preferred Securities Guarantee, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

         (b) To the fullest extent permitted by applicable law, expenses (including legal fees and expenses) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition

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of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 8.2(a).

                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.1.      SUCCESSORS AND ASSIGNS.

         All guarantees and agreements contained in this Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of the Guarantor with or into another entity or any permitted sale, transfer or lease of all or substantially all of the Guarantor's assets to another entity, the Guarantor may not assign its rights or delegate its obligations under the Preferred Securities Guarantee without the prior approval of the Holders of at least 66-2/3% of the aggregate stated liquidation amount of the Preferred Securities then outstanding.

SECTION 9.2.      AMENDMENTS.

         Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Preferred Securities Guarantee may be amended only with the prior approval of the Holders of at least 66-2/3% in aggregate stated liquidation amount of all the outstanding Preferred Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval.

SECTION 9.3.      NOTICES.

         All notices provided for in this Preferred Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

                  (a) If given to the Preferred Guarantee Trustee, at the
                      Preferred Guarantee Trustee's mailing address set forth below (or such other address as the Preferred Guarantee Trustee may give notice of to the Holders of the Preferred Securities):

                           The Bank of New York
                           101 Barclay Street
                           21 West
                           New York, New York 10286
                           Attention:  Corporate Trust Administration

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                  (b) If given to the Guarantor, at the Guarantor's mailing
                      address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Preferred Securities):

                           Fleetwood Enterprises, Inc.
                           3125 Myers Street
                           Riverside, California 92503
                           Attention:  General Counsel

                  (c) If given to any Holder of Preferred Securities, at the
                      Holder's address set forth on the books and records of the Issuer.

         All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4.      BENEFIT.

         This Preferred Securities Guarantee is solely for the benefit of the Holders and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

SECTION 9.5.      GOVERNING LAW.

         THIS PREFERRED SECURITIES GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

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         THIS PREFERRED SECURITIES GUARANTEE is executed as of the day and year first above written.

                          FLEETWOOD ENTERPRISES, INC.,
                               as Guarantor


                          By:
                             -------------------------------------------------
                               Name:    Nelson W. Potter
                               Title:   President and Chief Executive
                                        Officer


                          THE BANK OF NEW YORK,
                          not in its individual capacity but solely as Preferred Guarantee Trustee


                          By:
                             -------------------------------------------------
                               Name:    ---------------
                               Title:   ---------------

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